Exhibit 99.1


Contact:
Edward B. Rudner                           John McNamara
Online Vacation Center Holdings Corp.      Cameron Associates
954-377-6400                               212-554-5485 or john@cameronassoc.com
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        Online Vacation Center Holdings Corp. Reports 2007 Second Quarter
                                Financial Results


Plantation, FL, August 14, 2007 - Online Vacation Center Holdings Corp. announced financial results for the 2007 second quarter.

For the second quarter period ending June 30, 2007 the Company reported net revenues of $2.0 million, a 12% increase compared to net revenues of $1.8 million in the second quarter of 2006. The increase in sales was driven primarily by the revenue contributions from acquisitions. For the six month period ended June 30, 2007 the Company reported net revenues of $4.7 million, a 23% increase compared to net revenues of $3.8 million for the first six months of 2006.

Commenting on the second quarter, Edward Rudner, Chief Executive Officer of Online Vacation Center Holdings Corp. said "We are very pleased with the progress we have made in the second quarter of 2007. We have completed integrating our ELeisureLink and Smart Traveler assets into our OVC business, begun to ramp up the sales effort of our Dunhill Vacations brand and developed the first elements of the business model for Curves Travel. The combination of these businesses now appears to have created more internal growth opportunities than we originally expected. So much so, that we have decided to invest more heavily in these businesses which will take the form of continued increases in Sales and Marketing expenses as well as General and Administrative expenses.

Although we will continue to prospect for select acquisition candidates our focus will be on taking advantage of the opportunities within our existing brands for the remainder of 2007 and 2008. The increase in sales and marketing expenses and general and administrative expense will adversely affect the company's short term earnings. But, we believe that we will build more shareholder value through this internal growth than through our original acquisition strategy. In fact, we are already beginning to see a substantial increase in new booking activity where the second quarter of 2007 was the largest new booking quarter in the company's history."

About Online Vacation Center Holdings
Online Vacation Center Holdings Corp. is a Florida holding company, focused on building a network of diversified vacation marketers with a wide range of products that can be cross-sold to an extensive customer base. Online Vacation Center Holdings Corp. is one of the country's largest cruise retailers. Its portfolio of travel companies, including Online Vacation Center, Dunhill Vacations News and Curves Travel, allows customers to research, plan and purchase a vacation. The Company, based in Plantation, Florida, has been in business for over 30 years and became publicly traded in March 2006. Additional information can be found at www.onlinevacationcenter.com.

Safe Harbor Statement
Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts. When used in this press release, the words "expect," "predict," "project," "anticipate," "believe," "estimate," "intend," "plan," "seek" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our annual report on Form 10-KSB filed with the SEC on March 21, 2007 and other filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

ONVC-F


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